Exhibit 99

For Immediate Release

3M Delivers Record Third-Quarter Sales and Earnings per Share;

Company Increases Full-Year 2017 Outlook

Third-Quarter Highlights:

•                  Sales of $8.2 billion, up 6.0 percent year-on-year

•                  Organic local-currency sales growth of 6.6 percent; growth in all business groups and across all geographic areas

•                  GAAP EPS of $2.33, up 8.4 percent year-on-year; operating margins of 25.0 percent

•                  Returned $1.1 billion to shareholders via dividends and gross share repurchases

•                  Updating 2017 full-year outlook: GAAP EPS of $9.00 to $9.10, up 10 to 12 percent year-on-year, versus prior range of $8.80 to $9.05

ST. PAUL, Minn. — Oct. 24, 2017 - 3M (NYSE: MMM) today reported third-quarter earnings of $2.33 per share, an increase of 8.4 percent versus the third quarter of 2016. Sales were $8.2 billion, up 6.0 percent year-on-year in dollar terms. Organic local-currency sales increased 6.6 percent while divestitures reduced sales by 1.2 percent. Foreign currency translation increased sales by 0.6 percent year-on-year.

Third quarter operating income was $2.0 billion and operating income margin was 25.0 percent, up 0.3 percentage points year-on-year. This result includes $48 million of incremental investments in accelerated growth programs, productivity and portfolio actions. Third-quarter net income was $1.4 billion, up 7.5 percent.

The company’s operating cash flow was $1.8 billion, contributing to conversion of 100 percent of net income to free cash flow, as referenced in the “Supplemental Financial Information Non-GAAP Measures” section.

3M paid $701 million in cash dividends to shareholders and repurchased $380 million of its own shares during the quarter.

Total sales grew 13.1 percent in Electronics and Energy, 7.7 percent in Health Care, 6.2 percent in Industrial, 2.2 percent in Consumer, and 1.9 percent in Safety and Graphics. Organic local-currency sales increased 13.2 percent in Electronics and Energy, 6.9 percent in Health Care, 6.1 percent in Industrial, 6.0 percent in Safety and Graphics, and 1.9 percent in Consumer.

On a geographic basis, total sales grew 10.8 percent in Asia Pacific, 7.4 percent in EMEA (Europe, Middle East and Africa), 5.6 percent in Latin America/Canada, and 2.0 percent in the U.S. Organic local-currency sales increased 12.8 percent in Asia Pacific, 5.3 percent in Latin America/Canada, 4.0 percent in EMEA, and 3.6 percent in the U.S.

“Coming off a strong first half, our team delivered an even more robust performance in the third quarter — marked by an eight percent increase in earnings per share, and seven percent organic growth that was positive across all business groups and geographic areas,” said Inge G. Thulin, 3M’s chairman, president and chief executive officer. “We also expanded margins to 25 percent, while investing for the future and returning significant cash to our shareholders.”

As a result of strong performance through the first nine months, 3M increased its guidance for 2017. The company now forecasts organic local-currency sales growth of 4 to 5 percent, up from previous guidance of 3 to 5 percent. 3M expects earnings in the range of $9.00 to $9.10 per share — up 10 to 12 percent year-on-year — versus a prior expectation of $8.80 to $9.05.

Third-Quarter Business Group Discussion

Industrial

•                  Sales of $2.8 billion, up 6.2 percent in U.S. dollars. Organic local-currency sales increased 6.1 percent, foreign currency translation increased sales by 0.7 percent and divestitures reduced sales by 0.6 percent.

•                  On an organic local-currency basis:

•                  Sales grew in all businesses led by advanced materials, industrial adhesives and tapes, and separation and purification.

•                  Sales grew in all geographic areas led by Asia Pacific and Latin America/Canada.

•                  Operating income was $614 million, an increase of 3.1 percent year-on-year; operating margin of 22.2 percent.

Safety and Graphics

•                  Sales of $1.5 billion, up 1.9 percent in U.S. dollars. Organic local-currency sales increased 6.0 percent, foreign currency translation increased sales by 0.8 percent and divestitures decreased sales by 4.9 percent.

•                  On an organic local-currency basis:

•                  Sales increased in personal safety, roofing granules, and transportation safety; commercial solutions declined.

•                  Sales grew in all geographic areas led by Asia Pacific and EMEA.

•                  Operating income was $410 million, up 10.5 percent year-on-year; operating margin of 26.8 percent.

Health Care

•                  Sales of $1.5 billion, up 7.7 percent in U.S. dollars. Organic local-currency sales increased 6.9 percent and foreign currency translation increased sales by 0.8 percent.

•                  On an organic local-currency basis:

•                  Sales grew in all businesses led by drug delivery systems, food safety, medical consumables, and oral care.

•                  Sales grew in all geographic areas led by Asia Pacific, Latin America/Canada, and the U.S.

•                  Operating income was $471 million, an increase of 9.3 percent year-on-year; operating margin of 31.9 percent.

Electronics and Energy

•                  Sales of $1.4 billion, up 13.1 percent in U.S. dollars. Organic local-currency sales increased 13.2 percent, foreign currency translation was flat year-over-year and divestitures decreased sales by 0.1 percent.

•                  On an organic local-currency basis:

•                  Electronics-related sales were up 18 percent with growth in both electronics materials solutions, and display materials and systems; energy-related sales increased 2 percent, with electrical markets up, while telecom declined.

•                  Sales grew in Asia Pacific, Latin America/Canada, and EMEA; the U.S. declined.

•                  Operating income was $394 million, an increase of 29.9 percent year-on-year; operating margin of 27.9 percent.

Consumer

•                  Sales of $1.2 billion, up 2.2 percent in U.S. dollars. Organic local-currency sales increased 1.9 percent and foreign currency translation increased sales by 0.3 percent.

•                  On an organic local-currency basis:

•                  Sales grew in consumer health care, home improvement, and home care; stationery and office declined.

•                  Sales grew in Asia Pacific, Latin America/Canada, and the U.S.; EMEA declined.

•                  Operating income was $307 million, down 3.2 percent year-on-year; operating margin of 24.8 percent.

3M will conduct an investor teleconference at 9:00 a.m. EDT (8:00 a.m. CDT) today. Investors can access this conference via the following:

•               Live webcast at http://investors.3M.com.

•               Live telephone:

Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least 10 minutes before the start time.

•               Webcast replay:

Go to 3M’s Investor Relations website at http://investors.3M.com and click on “Quarterly Earnings.”

•               Telephone replay:

Call 800-633-8284 within the U.S. or +1 402-977-9140 outside the U.S. (for both U.S. and outside the U.S., the access code is 21841624). The telephone replay will be available until 11:30 a.m. EDT (10:30 a.m. CDT) on Oct. 31, 2017.

Forward-Looking Statements

This news release contains forward-looking information about 3M’s financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “aim,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “target,” “forecast” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, and capital markets conditions and other factors beyond the Company’s control, including natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) the Company’s credit ratings and its cost of capital; (3) competitive conditions and customer preferences; (4) foreign currency exchange rates and fluctuations in those rates; (5) the timing and market acceptance of new product offerings; (6) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (7) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (8) generating fewer productivity improvements than estimated; (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company’s information technology infrastructure; (10) financial market risks that may affect the Company’s funding obligations under defined benefit pension and postretirement plans; and (11) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2016, and any subsequent quarterly reports on Form 10-Q (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The information contained in this news release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

3M Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(Millions, except per-share amounts)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016

Net sales	$8,172	$7,709	$23,667	$22,780

Operating expenses
Cost of sales	4,045	3,847	11,921	11,324
Selling, general and administrative expenses	1,623	1,531	4,830	4,624
Research, development and related expenses	463	427	1,407	1,314
Gain on sale of businesses	—	—	(490)	(40)

Total operating expenses	6,131	5,805	17,668	17,222

Operating income	2,041	1,904	5,999	5,558

Interest expense and income
Interest expense	57	50	156	135
Interest income	(13)	(8)	(33)	(20)

Total interest expense — net	44	42	123	115

Income before income taxes	1,997	1,862	5,876	5,443

Provision for income taxes	564	531	1,532	1,541

Net income including noncontrolling interest	$1,433	$1,331	$4,344	$3,902

Less: Net income attributable to noncontrolling interest	4	2	9	7

Net income attributable to 3M	$1,429	$1,329	$4,335	$3,895

Weighted average 3M common shares outstanding — basic	597.6	604.4	597.9	606.2
Earnings per share attributable to 3M common shareholders — basic	$2.39	$2.20	$7.25	$6.43

Weighted average 3M common shares outstanding — diluted	612.7	618.8	612.5	620.3
Earnings per share attributable to 3M common shareholders — diluted	$2.33	$2.15	$7.08	$6.28

Cash dividends paid per 3M common share	$1.175	$1.11	$3.525	$3.33

3M Company and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in millions)

(Unaudited)

	September 30,	December 31,
	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$2,831	$2,398
Marketable securities — current	586	280
Accounts receivable — net	5,156	4,392
Inventories	3,975	3,385
Other current assets	1,108	1,271
Total current assets	13,656	11,726
Marketable securities — non-current	17	17
Investments	139	128
Property, plant and equipment — net	8,658	8,516
Goodwill and intangible assets — net	11,396	11,486
Other assets	1,371	1,033
Total assets	$35,237	$32,906

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and
current portion of long-term debt	$835	$972
Accounts payable	1,824	1,798
Accrued payroll	856	678
Accrued income taxes	374	299
Other current liabilities	2,709	2,472
Total current liabilities	6,598	6,219
Long-term debt	10,828	10,678
Other liabilities	5,609	5,666
Total liabilities	$23,035	$22,563

Total equity	$12,202	$10,343
Shares outstanding
September 30, 2017: 595,608,108 shares
December 31, 2016: 596,726,278 shares
Total liabilities and equity	$35,237	$32,906

3M Company and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in millions)

(Unaudited)

	Nine months ended
	September 30,
	2017	2016
NET CASH PROVIDED BY OPERATING ACTIVITIES	$4,380	$4,453

Cash flows from investing activities:
Purchases of property, plant and equipment	(914)	(984)
Acquisitions, net of cash acquired	(12)	(17)
Purchases and proceeds from sale or maturities of marketable securities and investments — net	(310)	(242)
Proceeds from sale of businesses, net of cash sold	862	56
Other investing activities	20	14

NET CASH USED IN INVESTING ACTIVITIES	(354)	(1,173)

Cash flows from financing activities:
Change in debt	(590)	1,342
Purchases of treasury stock	(1,564)	(2,829)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	582	741
Dividends paid to shareholders	(2,104)	(2,014)
Other financing activities	(23)	(20)

NET CASH USED IN FINANCING ACTIVITIES	(3,699)	(2,780)

Effect of exchange rate changes on cash and cash equivalents	106	10

Net increase (decrease) in cash and cash equivalents	433	510
Cash and cash equivalents at beginning of year	2,398	1,798

Cash and cash equivalents at end of period	$2,831	$2,308

3M Company and Subsidiaries

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP MEASURES

(Dollars in millions, except full-year 2017 forecast)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
Major GAAP Cash Flow Categories	2017	2016	2017	2016

Net cash provided by operating activities	$1,750	$1,908	$4,380	$4,453
Net cash provided by (used in) investing activities	(781)	(543)	(354)	(1,173)
Net cash used in financing activities	(843)	(752)	(3,699)	(2,780)

Free Cash Flow (non-GAAP measure)					Full-Year 2017 Forecast (Billions)

Net cash provided by operating activities	$1,750	$1,908	$4,380	$4,453	$6.3 to $7.0
Purchases of property, plant and equipment	(325)	(347)	(914)	(984)	~ $1.4
Free cash flow (a)	1,425	1,561	3,466	3,469	$4.9 to $5.6

Net income attributable to 3M	$1,429	$1,329	$4,335	$3,895	$5.5 to $5.6
Free cash flow conversion (a)	100%	117%	80%	89%	95% to 100%

(a)                                 Free cash flow and free cash flow conversion are not defined under U.S. generally accepted accounting principles (GAAP). Therefore, they should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The Company defines free cash flow conversion as free cash flow divided by net income attributable to 3M. The Company believes free cash flow and free cash flow conversion are meaningful to investors as they function as useful measures of performance and the Company uses these measures as an indication of the strength of the company and its ability to generate cash.

	September 30,	December 31,
Net Debt (non-GAAP measure)	2017	2016

Total debt	$11,663	$11,650
Less: Cash, cash equivalents and marketable securities	3,434	2,695

Net debt (b)	$8,229	$8,955

(b)                                 Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company defines net debt as total debt less the total of cash, cash equivalents and current and long-term marketable securities. 3M believes net debt is meaningful to investors as 3M considers net debt and its components to be an important indicator of liquidity and a guiding measure of capital structure strategy.

3M Company and Subsidiaries

SALES CHANGE ANALYSIS (c)

(Unaudited)

Sales Change Analysis

By Geographic Area

	Three months ended September 30, 2017
			Europe,
			Middle	Latin
	United	Asia-	East and	America/	World-
	States	Pacific	Africa	Canada	Wide

Volume – organic	3.8%	13.4%	3.3%	4.4%	6.6%
Price	(0.2)	(0.6)	0.7	0.9	—
Organic local-currency sales	3.6	12.8	4.0	5.3	6.6
Divestitures	(1.6)	(0.5)	(0.8)	(2.1)	(1.2)
Translation	—	(1.5)	4.2	2.4	0.6
Total sales change	2.0%	10.8%	7.4%	5.6%	6.0%

Worldwide

Sales Change Analysis

By Business Segment

	Three months ended September 30, 2017
	Organic
	local-			Total
	currency			sales
	sales	Divestitures	Translation	change

Industrial	6.1%	(0.6)%	0.7%	6.2%
Safety and Graphics	6.0	(4.9)	0.8	1.9
Health Care	6.9	—	0.8	7.7
Electronics and Energy	13.2	(0.1)	—	13.1
Consumer	1.9	—	0.3	2.2
Total Company	6.6%	(1.2)%	0.6%	6.0%

Sales Change Analysis

By Geographic Area

	Nine months ended September 30, 2017
			Europe,
			Middle	Latin
	United	Asia-	East and	America/	World-
	States	Pacific	Africa	Canada	Wide

Volume – organic	2.6%	11.4%	1.4%	2.8%	5.1%
Price	(0.3)	(0.4)	0.5	1.0	(0.1)
Organic local-currency sales	2.3	11.0	1.9	3.8	5.0
Divestitures	(1.3)	(0.3)	(0.5)	(1.3)	(0.9)
Translation	—	(1.0)	(0.4)	2.2	(0.2)
Total sales change	1.0%	9.7%	1.0%	4.7%	3.9%

Worldwide

Sales Change Analysis

By Business Segment

	Nine months ended September 30, 2017
	Organic
	local-			Total
	currency			sales
	sales	Divestitures	Translation	change

Industrial	5.2%	(0.6)%	(0.3)%	4.3%
Safety and Graphics	4.6	(3.0)	(0.2)	1.4
Health Care	4.1	—	(0.2)	3.9
Electronics and Energy	11.0	(0.2)	(0.2)	10.6
Consumer	0.5	—	0.2	0.7
Total Company	5.0%	(0.9)%	(0.2)%	3.9%

(c)                                  Total sales change is calculated based on reported sales results. The components of sales change include organic local-currency sales, acquisitions, divestitures, and translation. Organic local-currency sales includes both organic volume impacts (which excludes acquisition and divestiture impacts), plus selling price changes. Acquisition and divestiture impacts are measured separately for the first 12 months post-transaction.

3M Company and Subsidiaries

BUSINESS SEGMENTS

(Dollars in millions)

(Unaudited)

Effective in the first quarter of 2017, as part of 3M’s continuing effort to improve the alignment of its businesses around markets and customers the Company made the following changes:

1.              Integrated the former Renewable Energy Division into existing divisions;

2.              Combined two divisions to form the Automotive and Aerospace Solutions Division; and

3.              Consolidated U.S. customer account activity - impacting dual credit reporting

Integration of former Renewable Energy Division

•                  The (i) solar and wind and (ii) energy product lines (along with certain technology previously included in Corporate and Unallocated) of the former Renewable Energy Division (RED) were integrated into the existing Electrical Markets Division and Electronics Materials Solutions Division, respectively, within the Electronics and Energy business segment. In addition, the former RED’s window film products were moved into the Commercial Solutions Division within the Safety and Graphics business segment. This change resulted in a decrease in previously reported net sales and operating income for total year 2016 of $203 million and $38 million, respectively, in the Electronics and Energy segment. These decreases were offset by a $207 million and $29 million increase in previously reported total year 2016 net sales and operating income, respectively, in the Safety and Graphics business segment and a $4 million decrease and $9 million increase in previously reported net sales and operating income, respectively, in Corporate and Unallocated.

Creation of Automotive and Aerospace Solutions Division

•                  The former Automotive Division and Aerospace and Commercial Transportation Division (both within the Industrial business segment) were combined to create the Automotive and Aerospace Solutions Division. Because this realignment was within the Industrial business segment, it had no impact on business segment reporting.

Consolidation of U.S. customer account activity - impacting dual credit reporting

•                  The Company consolidated its customer account activity in the U.S. into more centralized sales districts to better serve customers. As discussed further below, 3M business segment reporting measures include dual credit to business segments for certain U.S. sales and related operating income. This dual credit is based on which business segment provides customer account activity (“sales district”) with respect to a particular product sold in the U.S. Previously, a customer in the U.S. may have been aligned to several sales districts associated with multiple divisions or segments based on the individual products the customer purchased across 3M’s portfolio. The alignment of U.S. customer accounts to fewer, more focused sales districts therefore changed the attribution of dual credit across 3M’s business segments. As a result, previously reported aggregate business segment net sales and operating income for total year 2016 increased $163 million and $36 million, respectively, offset by similar increases in the elimination of dual credit net sales and operating income amounts.

The financial information presented herein reflects the impact of the preceding business segment reporting changes for all periods presented. Refer to 3M’s Current Report on Form 8-K furnished on March 9, 2017, for additional supplemental unaudited historical business segment net sales and operating income information. In addition, these business segment changes were reflected in 3M’s Current Report on Form 8-K dated May 4, 2017, (which updated 3M’s 2016 Annual Report on Form 10-K) and 3M’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2017, and June 30, 2017.

BUSINESS SEGMENT INFORMATION

NET SALES

(Millions)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016

Industrial	$2,764	$2,603	$8,193	$7,856
Safety and Graphics	1,529	1,500	4,603	4,538
Health Care	1,476	1,371	4,339	4,176
Electronics and Energy	1,414	1,250	3,838	3,468
Consumer	1,236	1,210	3,415	3,390
Corporate and Unallocated	1	2	5	5
Elimination of Dual Credit	(248)	(227)	(726)	(653)

Total Company	$8,172	$7,709	$23,667	$22,780

BUSINESS SEGMENT INFORMATION

OPERATING INCOME

(Millions)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016

Industrial	$614	$595	$1,762	$1,837
Safety and Graphics	410	372	1,661	1,152
Health Care	471	431	1,317	1,350
Electronics and Energy	394	304	920	716
Consumer	307	317	724	836
Corporate and Unallocated	(100)	(65)	(225)	(189)
Elimination of Dual Credit	(55)	(50)	(160)	(144)

Total Company	$2,041	$1,904	$5,999	$5,558

About 3M

At 3M, we apply science in collaborative ways to improve lives daily. With $30 billion in sales, our 90,000 employees connect with customers all around the world. Learn more about 3M’s creative solutions to the world’s problems at www.3M.com or on Twitter @3M or @3MNews.

Investor Contact:	Bruce Jermeland	Media Contact:	Lori Anderson
	3M		3M
	(651) 733-1807		(651) 733-0831

Tony Riter
3M
(651) 733-1141